UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 15, 2002

CDRJ INVESTMENTS (LUX) S.A.

(Exact name of registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	333-62989 (Commission File No.)	98-0185444 (IRS Employee Identification No.)

174 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (352) 226027

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant.

     On July 15, 2002, the Audit Committee of CDRJ Investments (Lux) S.A. (“CDRJ”), pursuant to the authorization of the Board of Directors of CDRJ and certain of its subsidiaries (together with CDRJ, the “Company”), recommended that the Company appoint Ernst & Young LLP (“Ernst & Young”) as CDRJ’s independent auditor for the fiscal year ending December 31, 2002 and for each fiscal year thereafter through the fiscal year ending December 31, 2007. The selection of Ernst & Young will be submitted for approval by CDRJ’s shareholders at a shareholder meeting to be held on July 30, 2002. Clayton, Dubilier & Rice Fund V Limited Partnership (“Fund V”), a Cayman Islands exempted limited partnership managed by Clayton, Dubilier & Rice, Inc., and the holder of an approximately 92.51% common stock interest in CDRJ, has informed the Company that it intends to vote in favor of the appointment of Ernst & Young.

     During each of the Company’s two most recent fiscal years and the subsequent interim period through July 15, 2002, the Company did not consult Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDRJ INVESTMENTS (LUX) S.A.
Date: July 22, 2002
	By:	/s/ Michael A. DiGregorio

Name: Michael A. DiGregorio Title: Senior Vice President and Chief Financial Officer

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